Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-267601 on Form S-4 of our report dated March 15, 2022, relating to the financial statements of CarLotz, Inc. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/DELOITTE & TOUCHE LLP

Detroit, Michigan
November 4, 2022